EXHIBIT 10.6

                 1996 Directors Stock Option Plan and Agreement















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                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                        1996 DIRECTORS STOCK OPTION PLAN


1.   Purpose and Administration

     (a) Purpose. The purpose of the Directors Stock Option Plan (the "Plan") is to give directors ("Directors") of Abigail Adams National Bancorp, Inc. (the "Company") and The Adams National Bank (the "Bank"), an opportunity to acquire shares of the common stock of the Company, $.01 par value ("Common Stock"), to provide an incentive for such Directors to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Directors to join or remain with the Company.

     (b) Administration. The Plan shall be administered, construed and interpreted by the Company's Board of Directors. The decision of a majority of the members of the Board shall be sufficient with respect to an action to be taken or interpretation to be made under the Plan.

2.   Awards Under The Plan

     (a) Form. Awards under the Plan shall be granted in the form of nonstatutory stock options ("Stock Options"), as described in Section 3.

     (b) Maximum Limitation. The aggregate number of shares of Common Stock available for grant under the Plan is 7,920 shares, subject to adjustment pursuant to Section (c) below. Stock Options shall be allocated to each director who holds such position on the date of the grant based upon the total months of 1996 board service performed by such director. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of




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the period during which Stock  Options may be granted under the Plan,  any Stock
Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board may determine in accordance with the Plan.

     (c) Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the exercise price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 2(c) shall be made by the Board of Directors or the applicable committee thereof in its sole discretion, and its decisions shall be binding and conclusive.

3.   Stock Options

     Stock Options shall be granted in such form and upon such terms and conditions, and shall be evidenced by such form of written option agreement ("Option Agreement") between the Director and the Company as the Board shall determine, as follows:

     (a) Exercise. The Stock Options shall be subject to such terms and conditions, and shall be exercisable at such time or times set forth in the Option Agreement.


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     (b) Exercise Price. The per share exercise price of each Stock Option shall be fixed by the Board of Directors in the Option Agreement, but shall not be less than eighty-five percent (85%) of the fair market value of the Common Stock subject to such Stock Option on the date of grant.

     (c) Term Of Stock Options. Each Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Option Agreement, provided, however, that a period of six months must elapse between the date of grant of a Stock Option hereunder and the date of the disposition of the shares of Common Stock purchased upon exercise of the Stock Option. Each Stock Option shall expire and all rights to purchase Common Stock thereunder shall cease on the date fixed on the Option Agreement, which shall not be later than the date ten (10) years from the date such Stock Option is granted.

     (d) Manner of Exercise and Payment for Common Stock. Any Stock Option granted under the Plan may be exercised by the grantee, by a legatee or legatees of such Stock Option under the grantee's last will or by his or her executors, personal representatives or distributees, (a) by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the Stock Option is being exercised, or (b) by delivering such notice to a broker-dealer with a copy to the Secretary of the Company. Except as otherwise provided in the Plan or in any Option Agreement, the purchase price of Common Stock upon exercise of any Stock Option shall be paid in full (i) in cash or certified check, (ii) if the grantee may do so in conformity with Regulation T and without violation of Section 16(b) or (c) under the Securities Exchange
Act of 1934, as amended, pursuant to a broker-dealer's cashless exercise procedure, by a broker-dealer to whom the grantee has submitted a properly executed exercise notice consisting of a fully endorsed Stock Option and irrevocable instructions to deliver to the Company the total exercise price in cash, (iii) in Common Stock valued at its fair market value on the date of exercise, (iv) by agreeing to surrender Stock Options then exercisable by him




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or her valued at the excess of the  aggregate  fair  market  value of the Common
Stock subject to such Stock Options on the date of exercise over the aggregate option exercise price of such Common Stock, (v) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Stock Option having an aggregate fair market value on the date of exercise equal to the exercise price of the Stock Option, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of payments pursuant to (ii), (iii), (iv) or (v) above, the grantee's election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable. The Company shall issue, in the name of the grantee, Stock Certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

     (e) Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock to a Director under the Plan, the Company shall have the right to require the Director to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Director to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Director, as compensation or otherwise, as necessary. In lieu of requiring a Director to make a payment to the Company in an amount related to the withholding tax requirement, the Company may, in its discretion, provide that at the Director's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares otherwise distributable to the Director, such shares being valued at their fair market value at the date of exercise, or by the Director's delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Director to the Company.

     Notwithstanding any provision of the Plan to the contrary, an election pursuant to the preceding sentence must be made in writing either (A) during the period beginning on the third

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business day following  the date of release of a quarterly or annual  summary of earnings and ending on the 12th business day following such day, or (B) at least six months prior to the date the income is realized.

4.   Transferability

     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy or attachment similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a Director during his or her lifetime, or pursuant to Section 7(b), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

5.   Dissolution, Merger and Consolidation

     In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised.

6.   Effective Date And Conditions Subsequent To Effective Date

     (a) The Plan shall become effective on the date of the approval of the Plan by the Board of Directors of the Company, but the Plan shall be null and void and of no effect if the Plan is not




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ratified by the Company's  stockholders at the annual meeting  subsequent to the
Board's approval of the Plan, and in such event each Stock Option granted under the Plan shall be null and void and of no effect.

     (b) No grant or award shall be made under the Plan more than ten (10) years from the date of adoption of the Plan by the Board, provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related Option Agreements.

7.   Termination Of Directorship

     (a) Unless otherwise provided in the Plan, a Stock Option shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement or the termination of the Director's directorship.

     (b) If the Director's service on the Board of Directors of the Company and all subsidiaries terminates by reason of disability (as determined by the Board) or by reason of death, his or her Stock Options shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement or the second anniversary of such termination of service.

8.   Change In Control

     In the event that: (i) any person (as such term is used in Section 13 of the Securities and Exchange Act of 1934, as amended, and the rules and regulation thereunder and including any affiliate or associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than eighty percent (80%) of the voting power entitled to be cast at an election for directors ("Voting Power") of the Company; or (ii) there occurs any merger or consolidation of the

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Company,  or any sale,  lease or exchange of all or any substantial  part of the consolidated  assets of the Company and its  subsidiary  to any other person and
(A) in the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person, including any affiliate or associate that directly or indirectly owns or is entitled to vote twenty percent (20%) or more of the Voting Power of the Company) hold less than eighty percent (80%) of the Voting Power of the survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange, the Company does not own at least eighty percent (80%) of the Voting Power of the other person; or (iii) one or more new directors of the Company are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by majority of the directors in office immediately before such election, then the Option will be deemed to apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Stock Option would be entitled if he or she actually owned such shares immediately prior to the record date or other times any such event became effective. Outstanding and unexercised Stock Options previously granted shall immediately become fully vested and exercisable.

9.   Miscellaneous

     (a) No Obligation To Exercise Options. The granting of a Stock Option shall impose no obligation upon a Director to exercise such Stock Option.

     (b) Termination And Amendment Of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, unless approved by the shareholders, it may not (except to the extent provided in Section 2(c) hereof) materially increase the total number of shares of Common Stock available for grant under the Plan. No action




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taken by the Board under this Section may  materially  and adversely  affect any outstanding Stock Option without the consent of the holder thereof.

     (c) Application Of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

     (d) Right To Terminate Directorship. Nothing in the Plan or any agreement entered into pursuant to the plan shall confer upon any Director the right to continue on the Board of Directors of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the board service of such Director.

     (e) Rights As A Shareholder. No Director shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

     (f) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be: (i) if the Common Stock is actively traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive days immediately preceding such given date; and (ii) if the Common Stock is principally traded listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and
(iii) if the Common Stock is neither actively traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith shall determine.

     (g) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices; and shall be deemed

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delivered  to an optionee (a) on the date it is  personally  delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (h) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and, Stock Options granted hereunder shall be determined in conformity with the laws of Delaware.

     (i) Elimination Of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (j) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued under the Plan may be legended as the Board shall deem appropriate.






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                     Abigail Adams National Bancorp, Inc.

                             Stock Option Agreement

A nonqualified stock option ('Stock Option") is hereby granted by Abigail Adams National Bancorp, Inc., (the "Company"), to the director named below (Director), for and with respect to common stock of the Company, $0.01 par value per share ("Common Stock"), subject to the following terms and conditions:

1. Subject to the provisions set forth herein and the terms and conditions of the Abigail Adams National Bancorp Inc.'s Directors Stock Option Plan ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Director herein provided, the Company hereby grants to Director a Stock Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. At the time of exercise of the Stock Option, payment of the purchase price must be made in cash, or if the Committee charged with the administration of the Plan in its discretion agrees to so accept, then by the delivery to the Company of other Common Stock owned by Director, valued at its fair market value on the date of exercise, or in some combination of cash and such Common Stock so valued. Upon the exercise of a Stock Option, the Committee shall have the right to require the Director to remit to the Company, in any such manner or combination of manners permitted under the terms of the Plan, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for shares of Common Stock.

               Name of Director:

               Number of Shares Subject to Stock Option:           shares
               Exercise Price Per Share:                          $ 9.129
               Date of Grant:                             November 19, 1996




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               Vesting        Schedule:  33 and  1/3% at the  end of  each  year
                              beginning on December 31, 1997 and ending on December 31, 1999. However, in the event of a Change in Control (as defined in the Directors Stock Option Plan), all options granted shall become immediately fully vested.


               Commencement Date:  Vested options may be exercised at any time prior to the expiration date.

               Expiration Date: November 18, 2006

2. The exercise of the Stock Option is conditioned upon the acceptance by Director of the terms hereof as evidenced by his execution of this Agreement and the return of an executed copy to the Secretary of the Company.

     If Director's service on the Board of Directors of the Company and its parent and all subsidiaries is terminated for any reason, the Stock Option shall expire on the earlier of the second anniversary of such termination of directorship or the date the Stock Option expires in accordance with Paragraph 1 above. During such periods the Stock Option may be exercised by Director with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Director had conditioned directorship during such period and the Stock Option shall be canceled with respect to all remaining shares of Common Stock; provided that in the event Director shall die at a time when the Stock Option, or a portion thereof, is exercisable by him, the Stock Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Stock Option under Key Employee's will, or by his executors, personal representatives or distributes, with respect to the number of shares of common stock that Director could have purchased hereunder on the date of his death and the Stock Option shall be canceled with respect to all remaining shares of Common Stock.

     Written notice of an election to exercise any portion of the Stock Option,


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     specifying the portion thereof being exercised and the exercise date, shall be given by Director, or his personal representative in the event of Director's death, (I) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

3. The Stock Option may be exercised only by Director during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Stock Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Stock Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

4. Neither Director nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Stock Option, unless and until the purchase price of such shares shall have been paid in full.

5. In the event the Stock Option shall be exercised in whole, the Agreement shall be surrendered to the Company for cancellation. In the event the Stock Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Director to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.


6. The Stock Option and this Agreement shall be construed, administered and governed in all respects under an by the laws of Delaware.

                                       Abigail Adams National Bancorp, Inc.
                                       By:   __________________________


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The  undersigned  hereby  accepts the  foregoing  Stock Option and the terms and conditions hereof.

                                     _______________________________ Director


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